EXHIBIT 14

INDEPENDENT AUDITORS’ CONSENT

Merrill Lynch Global Utility Fund, Inc.:

We consent to the incorporation by reference in this Pre-Effective Amendment No.1 to Registration Statement No. 333-34838 on Form N-14 of our report dated January 10, 2000 appearing in the annual report to shareholders of Merrill Lynch Global Utility Fund, Inc. for the year ended November 30, 1999, and to the reference to us under the captions “COMPARISON OF THE FUNDS - Financial Highlights - Global Utility Fund” and “EXPERTS” also appearing in the Proxy Statement and Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP Deloitte & Touche LLP Princeton, New Jersey May 19, 2000

Merrill Lynch Utility Income Fund, Inc.:

We consent to the incorporation by reference in this Pre-Effective Amendment No.1 to Registration Statement No. 333-34838 on Form N-14 for Merrill Lynch Global Utility Fund, Inc. of our report dated October 18, 1999 appearing in the annual report to shareholders of Merrill Lynch Utility Income Fund, Inc. for the year ended August 31, 1999, and to the reference to us under the captions “COMPARISON OF THE FUNDS - Financial Highlights - Utility Income Fund” and “EXPERTS” also appearing in the Proxy Statement and Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP Deloitte & Touche LLP Princeton, New Jersey May 19, 2000